Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Lytus Technologies Holdings PTV. Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, $0.01 par value per share, issuable upon conversion of preferred shares	Rule 457(c) (2)	117,395,172	$0.155	(2)	$18,196,251.66	(2)	0.0001476	$2,685.77	N/A	N/A	N/A	N/A
	Equity	Common Shares, $0.01 par value per share, issuable upon exercise of warrants	Rule 457(c) (2)	3,182,250	$0.155	(2)	$493,248.75	(2)	0.0001476	$72.80	N/A	N/A	N/A	N/A

Fees Previously Paid
	Equity	Common Shares, $0.01 par value per share, issuable upon conversion of debt	Rule 457(c) (3)	19,157,088	$0.974	(3)	$18,659,003.70	(3)	$0.0001102	$2,056.22	N/A	N/A	N/A	N/A
	Equity	Common Shares, $0.01 par value per share, issuable upon exercise of warrants	Rule 457(c) (3)	1,754,386	$0.974	(3)	1,708,771.96	(3)	$0.0001102	$188.31	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$39,057,276.09			$5,003.10
	Total Fees Previously Paid									$2,244.53
	Total Fee Offsets
	Net Fee Due									$2,758.57

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional common shares, par value $0.01 per share (the “Common Shares”) of Lytus Technologies Holdings PTV. Ltd. (the “Company”) that may become issuable upon any share split, share dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding Common Shares.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Common Shares on October 24, 2023.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Common Shares on December 2, 2022.